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                                                                     Exhibit 4.3
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                           THE DOW CHEMICAL COMPANY,

                                     Issuer



                                      AND



                          BANK ONE TRUST COMPANY, NA,

                                    Trustee




                             --------------------


                         SECOND SUPPLEMENTAL INDENTURE


                          Dated as of October 1, 1999


                             --------------------


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                         SECOND SUPPLEMENTAL INDENTURE


     This SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 1999, is entered into between THE DOW CHEMICAL COMPANY, a Delaware corporation (the "Issuer"), and BANK ONE TRUST COMPANY, NA, a national banking association corporation (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee").


     WHEREAS, the Issuer and the Trustee have entered into an indenture dated as of April 1, 1992, as supplemented by a supplemental indenture, dated as of January 1, 1994 (the "Indenture");

     WHEREAS, the Issuer and the Trustee desire to supplement the Indenture as provided in this Second Supplemental Indenture with respect to a series of Securities to be issued after the date hereof; and

     WHEREAS, capitalized terms used, but not otherwise defined, in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     Section 1.  Amendment to the Indenture
                 --------------------------

     With respect to any series of Securities issued after the date of this Second Supplemental Indenture, the definition of "Restricted Subsidiary" in
Section 1.1 of the Indenture is hereby deleted in its entirety and replaced by the following:

          "Restricted Subsidiary" means any Subsidiary: (i) substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States (excluding its territories and possessions and the Commonwealth of Puerto Rico); and (ii) which owns or operates one or more Principal Properties; provided, however, that Restricted Subsidiary shall not include a Subsidiary which is primarily engaged in the business of a finance or insurance company and branches thereof.

     Section 2.  Reference to and Effect on the Indenture
                 ----------------------------------------

     (a) On and after the date of this Second Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture.


     (b) Except as specifically amended above with respect to a future series, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.


     Section 3.  Governing Law
                 -------------

     This Second Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.

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     Section 4.  Counterparts and Method of Execution
                 ------------------------------------

     This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 5.  Section Titles
                 --------------

     Section titles in the text are for descriptive purposes only and shall not control or alter the meaning of this Second Supplemental Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be executed as of the day and year first above written.

                             THE DOW CHEMICAL COMPANY,
                                 Issuer



                             By: /s/ G. E. MERSZEI
                                 -----------------------------------------
                             Printed: G. E. Merszei
                                      ------------------------------------
                             Its: Vice President and Treasurer
                                  ----------------------------------------



                             BANK ONE TRUST COMPANY, NA,
                                 Trustee



                             By: /s/ STEVEN M. WAGNER
                                 -----------------------------------------
                             Printed: Steven M. Wagner
                                      ------------------------------------
                             Its: Vice President
                                  ----------------------------------------

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